SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

December 22, 2004 (December 22, 2004)
Commission File Number 0-21806
PLM EQUIPMENT GROWTH FUND VI
(Exact name of registrant as specified in its charter)

California	94-3135515

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Nyala Farms Road Westport CT	06880

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 341-0555

Item 4.01     Changes in Registrant's Certifying Accountant.

On December 22, 2004, the Board of Directors of the General Partner of PLM Equipment Growth Fund VI (the “Partnership”) approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Partnership’s principal independent auditors effective immediately. As previously disclosed, the Partnership’s previous auditors, Ernst & Young, LLP, declined to stand for re-election.

During the Partnership’s fiscal years ended December 31, 2002 and 2003 and through the subsequent interim periods preceding their engagement, the Partnership did not consult with Grant Thornton on any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2004    PLM EQUIPMENT GROWTH FUND VI

By: PLM Financial Services, Inc.
General Partner

By:/s/ Richard K Brock
Richard K Brock
               Chief Financial Officer